EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Administrative Committee
Valero Energy Corporation Thrift Plan:

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-31727) pertaining to the Thrift Plan of Valero Energy Corporation of our report dated June 24, 2003, with respect to the 2002 financial statements of the Valero Energy Corporation Thrift Plan included in this Annual Report on Form 11-K for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

San Antonio, Texas
June 25, 2004